2020 Guidance: New Trane Technologies*

2020 Guidance	Full Year	YOY Change
"Apples to Apples" Climate Reported / Organic** Revenue	~$13.5B to ~$13.7B	~3.0% to ~5.0% growth
"Apples to Apples" Climate Segment Adj. OI Margin	15.3% to 15.7%	+30 to +70 bps
Unallocated Corporate Costs	~$260M	--
Stranded Costs	*see slide 20*	--
Trane Technologies Depreciation and Amortization	~$300M	--
Interest Expense (~$600M debt retirement May 2020)	~$240M	flat
Free Cash Flow	>= 100% Adj. Net Earnings	--
CapEx	~1% to ~2% of revenues	--
Share Repurchases (for modeling purposes)	~$500M	--

*Trane Technologies name subject to shareholder approval.
** Assumes foreign exchange has no meaningful impact on the full-year.

Ingersoll Rand.
17